CONSENT OF INDEPENDENT AUDITORS


  We hereby consent to the incorporation by reference in this Registration Statement on form S-8 of our report dated June 17, 1999 which appears in the ORA Electronics, Inc. Annual Report on Form 10-K for the year ended March 31, 1999 which is incorporated herein by reference.



Richard & Hedrick
An Accountancy Corporation

March 16, 2000